 This Statement on Form 4 is filed by Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Management IV, L.P. and Apollo Advisors IV, L.P. The principal business address of each of the Reporting Persons is Two Manhattanville Road, Purchase, New York 10577. Name of Designated Filer: Apollo Management IV, L.P. Date of Event Requiring Statement: September 23, 2003 Issuer Name and Ticker or Trading Symbol: National Financial Partners Corp. - NFP APOLLO INVESTMENT FUND IV, L.P. By: APOLLO ADVISORS IV, L.P. Its General Partner By: APOLLO CAPITAL MANAGEMENT IV, INC. Its General Partner By: /s/ Michael D. Weiner --------------------------------- Michael D. Weiner Vice President APOLLO OVERSEAS PARTNERS IV, L.P. By: APOLLO ADVISORS IV, L.P. Its General Partner By: APOLLO CAPITAL MANAGEMENT IV, INC. Its General Partner By: /s/ Michael D. Weiner --------------------------------- Michael D. Weiner Vice President APOLLO MANAGEMENT IV, L.P. By: AIF IV MANAGEMENT, INC. Its General Partner By: /s/ Michael D. Weiner ------------------------------------- Michael D. Weiner Vice President APOLLO ADVISORS IV, L.P. By: APOLLO CAPITAL MANAGEMENT IV, INC. Its General Partner By: /s/ Michael D. Weiner ------------------------------------- Michael D. Weiner Vice President